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                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       AT
                              $8.70 NET PER SHARE

                                       OF

                         MICROWAVE POWER DEVICES, INC.

                                       BY

                         ERICSSON MPD ACQUISITION CORP.

                      A DIRECT WHOLLY OWNED SUBSIDIARY OF

                                 ERICSSON INC.

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
            NEW YORK CITY TIME, ON FRIDAY, NOVEMBER 17, 2000, UNLESS
                             THE OFFER IS EXTENDED.

                                                                October 20, 2000

To Our Clients:

     Enclosed for your consideration are an Offer to Purchase, dated October 20, 2000 (the "Offer to Purchase"), and a related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Ericsson MPD Acquisition Corp., a Delaware corporation ("Purchaser") and a direct wholly owned subsidiary of Ericsson Inc., a Delaware corporation ("Ericsson"), to purchase all outstanding shares of common stock, par value $0.01 per share ("Common Stock"), of Microwave Power Devices, Inc., a Delaware Corporation (the "Company"), at a purchase price of $8.70 per share net to the seller in cash (subject to applicable withholding taxes), without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, and in the related Letter of Transmittal.

     We are (or our nominee is) the holder of record of shares of Common Stock held for your account. A TENDER OF SUCH COMMON STOCK CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES OF COMMON STOCK HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to have us tender on your behalf any or all of the shares of Common Stock held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is directed to the following:

     1. The tender price is as listed above per share of Common Stock, net to you in cash (subject to applicable withholding taxes), without interest thereon.

     2. The Offer is being made for all outstanding Common Stock.

     3. The Board of Directors of the Company has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger (as defined in the Offer to Purchase) are fair to, and in the best interests of, the Company's stockholders, has approved the Merger
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Agreement and the transactions contemplated thereby, including the Offer and
Merger, and recommends that the Company's stockholders accept the Offer and tender their shares of Common Stock in the Offer.

     4. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, NOVEMBER 17, 2000, UNLESS THE OFFER IS EXTENDED.

     5. The Offer is conditioned upon, among other things, (i) there having been validly tendered and not withdrawn prior to the expiration of the Offer at least the number of shares of Common Stock that shall constitute 50.6% of the then outstanding shares of Common Stock on a Fully Diluted Basis (as defined in the Offer to Purchase) and (ii) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired or been terminated prior to the expiration of the Offer.

     6. Tendering holders of shares of Common Stock will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of shares of Common Stock by Purchaser pursuant to the Offer.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of shares of Common Stock. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of shares of Common Stock pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of shares of Common Stock in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by Goldman, Sachs & Co., as Dealer Manager, or by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR SHARES OF COMMON STOCK HELD BY US FOR YOUR ACCOUNT, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM CONTAINED IN THIS LETTER. AN ENVELOPE IN WHICH TO RETURN YOUR INSTRUCTIONS TO US IS ENCLOSED. IF YOU AUTHORIZE THE TENDER OF YOUR SHARES OF COMMON STOCK, ALL SUCH SHARES OF COMMON STOCK WILL BE TENDERED UNLESS OTHERWISE SPECIFIED IN YOUR INSTRUCTIONS. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

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                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK,
                        OF MICROWAVE POWER DEVICES, INC.
                       BY ERICSSON MPD ACQUISITION CORP.,
                      A DIRECT WHOLLY OWNED SUBSIDIARY OF
                                 ERICSSON INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated October 20, 2000, and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Ericsson MPD Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Ericsson, Inc., a Delaware corporation, to purchase outstanding shares of common stock, par value $0.01 per share ("Common Stock") of Microwave Power Devices, Inc., a Delaware corporation, at a price of $8.70 per share, net to the seller in cash (subject to applicable withholding taxes), without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase.

     This will instruct you to tender the number of shares of Common Stock indicated below (or, if no number is indicated below, all shares of Common Stock) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Dated:             , 2000

Number of shares of Common Stock
to be Tendered*:
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                                                          shares of Common Stock

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                                                                        Warrants

Date:
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                                   SIGN HERE

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SIGNATURE(S)

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PLEASE TYPE OR PRINT NAME(S)

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PLEASE TYPE OR PRINT ADDRESS

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AREA CODE AND TELEPHONE NUMBER

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TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER

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* Unless otherwise indicated, it will be assumed that all shares of Common Stock held by us for your account are to be tendered.

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